For immediate release For more information, contact:

Investor Relations
(972) 699-4055
Email: investor@xanser.com

XANSER CORPORATION ANNOUNCES NAME CHANGE TO FURMANITE CORPORATION

Company will begin trading on New York Stock Exchange as FRM

DALLAS, TEXAS (May 17, 2007) – Xanser Corporation (NYSE: XNR) today announced that the company’s name is changed to Furmanite Corporation, and the company’s shares will be traded on the New York Stock Exchange under the ticker symbol FRM, effective May 18, 2007. The company’s shareholders ratified the name change today at the annual meeting.

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM) is a worldwide technical services firm. Headquartered in Dallas, Texas, Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global operations serve a broad array of industry sectors, including offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 50 offices on five continents. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.